Exhibit 5.1

Our ref    JLH/803299-000001/24878426v6

Caravelle International Group

PO Box 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands

14 October 2022

Caravelle International Group

We have acted as Cayman Islands legal advisers to Caravelle International Group (the “Company”) in connection with the Company’s registration statement on Form F-4, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, to date relating to (i) the merger of Pacifico International Group (“Merger Sub 1”) with and into Caravelle Group Co., Ltd (the “Target”) with the Target as the surviving company (the “Initial Merger”), (ii) the merger of Pacifico Merger Sub 2 Inc. (“Merger Sub 2”) with and into Pacifico Acquisition Corp. (“SPAC”) with SPAC as the surviving company (the “SPAC Merger”) and (iii) the issuance and sale by the Company of up to an aggregate of 93,274,687 ordinary shares of a par value of US$0.0001 each upon the Initial Merger and the SPAC Merger becoming effective (the “Shares”).

We are furnishing this opinion as Exhibits 5.1 and 23.4 to the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion letter, we have reviewed only originals, copies or final drafts of the following documents:

1.1	The certificate of incorporation of the Company dated 28 February 2022 issued by the Registrar of Companies in the Cayman Islands.

1.2	The memorandum and articles of association of the Company as registered on 28 February 2022 (the “Pre-Merger Memorandum and Articles”).

1.3	The form of amended and restated memorandum and articles of association of the Company to be conditionally adopted by a special resolution of the Company and to be effective prior to Closing (as defined in the Amended Merger Agreement below), a copy of which is attached hereto as Annexure A (the “Memorandum and Articles”).

1.4	The Amended and Restated Agreement and Plan of Merger by and among the Company, SPAC, Merger Sub 1, Merger Sub 2 and the Target dated 15 August 2022 (the “Amended Merger Agreement”).

Maples and Calder (Hong Kong) LLP

26th Floor Central Plaza 18 Harbour Road Wanchai Hong Kong

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Resident Hong Kong Partners: Everton Robertson (Cayman Islands), Aisling Dwyer (British Virgin Islands)

Ann Ng (Victoria (Australia)), John Trehey (New Zealand), Matthew Roberts (Western Australia (Australia)), Terence Ho (New South Wales (Australia))

L.K. Kan (England and Wales), W.C. Pao (England and Wales), Richard Spooner (England and Wales), Sharon Yap (New Zealand), Nick Stern (England and Wales)

Juno Huang (Queensland (Australia)), Karen Pallaras (Victoria (Australia)), Joscelyne Ainley (England and Wales), Andrew Wood (England and Wales)

Non-Resident Partners: Jonathan Green (Cayman Islands), Kieran Walsh (Cayman Islands)

Cayman Islands Attorneys at Law | British Virgin Islands Solicitors | Irish Solicitors

1.5	The form of written resolutions to be passed by the directors of the Company, a copy of which is attached hereto as Annexure B (the “Directors Resolutions”).

1.6	The form of written resolutions to be passed by the sole shareholder of the Company, a copy of which is attached hereto as Annexure C (the “Shareholder Resolutions”).

1.7	A certificate from a director of the Company, a copy of which is attached hereto as Annexure D (the “Director’s Certificate”).

1.8	A certificate of good standing dated 16 September 2022, issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”).

1.9	The Registration Statement.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy, as of the date of this opinion letter, of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	All signatures, initials and seals are genuine.

2.3	The Directors Resolutions will be duly passed in the manner prescribed in the Pre-Merger Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and will not be amended, varied or revoked in any respect.

2.4	The Shareholder Resolutions will be duly passed in the manner prescribed in the Pre-Merger Memorandum and Articles and will not be amended, varied or revoked in any respect.

2.5	The Company will receive money or money’s worth in consideration for the issue of the Shares and none of the Shares were or will be issued for less than par value.

3	Opinions

Based upon, and subject to, the foregoing assumptions and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

3.2	The authorised share capital of the Company, with effect immediately prior to Closing (as defined in the Amended Merger Agreement), will be US$50,000 divided into 500,000,000 ordinary shares of a par value of US$0.0001 each.

3.3	The issue and allotment of the Shares will have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, the Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders).

3.4	The statements under the caption “Cayman Islands Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1	To maintain the Company in good standing with the Registrar of Companies under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.

4.2	Under the Companies Act (As Revised), the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

4.3	In this opinion the phrase “non-assessable” means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares and in the absence of a contractual arrangement, or an obligation pursuant to the memorandum and articles of association, to the contrary, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our name under the headings “Enforceability of Civil Liabilities under U.S. Securities Laws”, “Cayman Islands Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Maples and Calder (Hong Kong) LLP

Annexure A

Memorandum and Articles

Annexure B

Director Resolutions

Annexure C

Shareholder Resolutions

Annexure D

Director’s Certificate